SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report: (Date of earliest event reported) August 1, 1997

                                 Summit Bancorp.
             (Exact name of Registrant as Specified in its Charter)

                NEW JERSEY          1-6451                22-1903313
       (State or other juris-    (Commission            (IRS Employer
      diction of incorporation     File No.)          Identification No.)
            or organization)


                       301 Carnegie Center, P.O. Box 2066,
                        Princeton, New Jersey 08543-2066
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                                 (609) 987-3200
              (Registrant's Telephone Number, including area code)

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Item 2. Acquisition or Disposition of Assets


               On August 1, 1997, the merger (the "Merger") of Collective Bancorp, Inc. ("Collective") with and into Summit Bancorp. ("Summit") became effective (the "Effective Time"). The Merger was effected pursuant to the Agreement and Plan of Merger, dated February 27, 1997, as amended by Amendment No. 1 dated May 27, 1997, between Collective and Summit ("Merger Agreement"). The Merger will be accounted for on a pooling-of-interest basis.

               Collective was a Delaware business corporation and savings and loan holding company registered under the Home Owners Loan Act, which had its principal executive offices in Cologne, New Jersey and which owned all of the outstanding capital stock of
               Collective Bank. Collective Bank is principally engaged in the business of attracting deposits from the general public and using those deposits, together with borrowings and other funds, to originate loans secured by real estate, to purchase mortgage backed securities and, to a lesser extent, to originate various types of consumer and commercial loans and to make other investments. In addition, Collective Bank own subsidiaries that are engaged in securities brokerage, insurance agency and mortgage lending activity. As of March 31, 1997, Collective Bank held approximately $5.5 billion in assets and operated 82 branch offices located in 15 counties in New Jersey. Summit will carry on the business of Collective.

               Pursuant to the Merger Agreement, each shareholder of Collective will receive whole shares of Summits' Common Stock based upon an exchange ratio of .895 shares of Summits' Common Stock for each outstanding share of Collective Common Stock held at the Effective Time and cash in lieu of any fractional share.

               The Merger Agreement provides that Thomas H. Hamilton, Chairman and Chief Executive Officer of Collective, and one other director of Collective selected by the Board of Directors of Summit will serve as directors of Summit.



Item 7. Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired

               The financial statments of Collective required by this Item were previously filed on a Form 8-K dated July 28, 1997 filed by the Registrant and are incorporated by reference herein.

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          (b)  Pro Forma Financial Information

               The financial information required by this Item was previously filed on a Form 8-K dated July 28, 1997 filed by the Registrant and is incorporated by reference herein.

          (c)  Exhibits

               (i) Agreement and Plan of Merger dated February 27, 1997, as amended by Amendment No. 1 dated May 27, 1997, between Summit Bancorp. and Collective Bancorp (incorporated by reference from Appendix A to Proxy Statement-Prospectus included in Amendment No. 1 to Registrant's Registration Statement on Form S-4, File No. 333-26397).


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date: August 1, 1997                 SUMMIT BANCORP.
                                     (Registrant)

                                     By: /s/ DENNIS A. WILLIAMS
                                             Dennis A. Williams
                                             Senior Vice President


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